Exhibit 99.1

GT Solar International, Inc.

Annual Stockholder Meeting Scheduled for August 7, 2009

MERRIMACK, N.H. —  May 6, 2009 — GT Solar International, Inc. (“GT Solar”) (NASDAQ: SOLR), a global provider of equipment and technology for the solar power industry, has scheduled its annual meeting of stockholders for Friday, August 7, 2009 at 8:00 a.m. Eastern Time.  The meeting will be held at One Federal Street, 38th Fl., in Boston, Massachusetts.

GT Solar stockholders of record at the close of business on Wednesday, June 10, 2009 will be entitled to attend and vote at the meeting.  GT Solar expects to mail proxy materials on or about June 29, 2009.

About GT Solar International, Inc.

GT Solar International, Inc. is a leading global provider of specialized manufacturing equipment and technology essential for the production of photovoltaic wafers, cells and modules and polysilicon utilized in the solar power industry.  GT Solar’s principal products are directional solidification systems and chemical vapor deposition reactors and related equipment.

Contact:

Media	Investors/Analysts
Susan Vaillancourt	Bob Blair
susan.vaillancourt@gtsolar.com	bob.blair@gtsolar.com
GT Solar	GT Solar
603-589-3782	603-681-3869

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